Exhibit 11
                                  MASCOTECH, INC.
                     Computation of Earnings Per Common Share
                            Primary and Fully Diluted
                      (In thousands except per share amounts)


                                                        Three Months Ended
                                                              March 31,
                                                          1994        1993

PRIMARY:

Income from continuing operations                       $26,300     $16,070
Preferred stock dividends                                 3,240       2,330
Income from continuing operations
  attributable to common stock                           23,060      13,740
Add convertible preferred stock dividends                 3,240        ---
Earnings for computing primary earnings
  from continuing operations per common
    share                                                26,300      13,740
Income from operations of discontinued
  segment                                                  ---        1,450
Earnings attributable to common stock
  for computing primary earnings per
    share                                               $26,300     $15,190

Weighted average number of common shares
  outstanding during each period                         60,610      59,530
Addition from assumed exercise of stock
  options and warrants                                    6,440       2,020
Addition from assumed conversion of
  preferred stock                                        10,540        ---
Weighted average number of common shares and
  equivalents outstanding during each period
  --without dilution                                     77,590      61,550

Primary earnings per common and common
  equivalent share:
    Continuing operations                                 $ .34       $ .22
    Income from operations of discontinued
      segment                                               --          .03
    Earnings attributable to common stock                 $ .34       $ .25

                                                                 Exhibit 11
                                  MASCOTECH, INC.
                     Computation of Earnings Per Common Share
                            Primary and Fully Diluted
                      (In thousands except per share amounts)
                                    (concluded)

                                                        Three Months Ended
                                                             March 31,
                                                          1994       1993

FULLY DILUTED:

Income from continuing operations                       $26,300     $16,070
Preferred stock dividends                                 3,240       2,330
Income from continuing operations
  attributable to common stock                           23,060      13,740
Add after-tax convertible debenture
  related expenses                                        2,040       1,870
Add convertible preferred stock dividends                 3,240        ---
Earnings for computing fully diluted
  earnings from continuing operations
  per common share                                       28,340      15,610
Income from operations of discontinued
  segment                                                  ---        1,450
Earnings attributable to common
  stock, as adjusted                                    $28,340     $17,060

Weighted average number of common shares
  outstanding during each period                         60,610      59,530
Addition from assumed conversion of
  convertible debentures as of the issue date             9,650      10,380
Addition from assumed exercise of stock
  options and warrants                                    6,440       2,570
Addition from assumed conversion of
  preferred stock                                        10,800        ---
Weighted average number of common shares and
  equivalents outstanding during each period
  --fully diluted basis                                  87,500      72,480

Fully diluted earnings per common and common
  equivalent share:
    Continuing operations                                 $ .32       $ .22
    Income from operations of discontinued
      segment                                               --          .02
    Earnings attributable to common stock                 $ .32       $ .24